EXHIBIT (h)(2)(d)

AMENDMENT

TO AND ASSIGNMENT OF

MASTER TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to and Assignment of the Master Transfer Agency and Service Agreement dated April 3, 2007, as amended (“Agreement”), between State Street Bank and Trust Company (“State Street”), Calvert Investment Services, Inc. (“CIS”), and Calvert Social Investment Fund, Calvert Responsible Index Series, Inc., Calvert Impact Fund, Inc., The Calvert Fund, Calvert World Values Fund, Inc., Calvert Management Series, Calvert Variable Series, Inc., and Calvert Variable Products Inc. (the “Funds”) is made as of the 31st day of December, 2016 (the “Effective Date”).  In accordance with Section 15.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the Parties acknowledge and agree as follows:

1.

Parties and Assignment and Assumption. The parties do hereby agree that effective as of the date hereof, CIS shall be removed as a party to the Agreement and all references in the Agreement and in any exhibits or schedules thereto to “CIS” or “Calvert Investment Services, Inc.” shall be deemed deleted throughout the Agreement.  The parties further acknowledge that the Calvert SAGE Fund has been liquidated and agree that it is removed as a party to the Agreement.  The parties do hereby further agree that effective as of the date hereof, State Street shall be removed as a party to the Agreement and shall be replaced by Boston Financial Data Services, Inc. (“Boston Financial”), a Massachusetts corporation and SEC registered transfer agent.  State Street hereby assigns to Boston Financial, from and after the Effective Date, all of State Street’s rights, duties and obligations under the Agreement and any exhibits or schedules thereto.  In turn, Boston Financial hereby accepts such assignment and agrees to assume, from and after the Effective Date, all of the rights, duties and obligations assigned to it hereunder by State Street and agrees to be responsible for all obligations incurred by it under the Agreement and its exhibits and schedules from and after the Effective Date.  The Funds hereby consent and agree to such assignment. All references in the Agreement and in any exhibits or schedules thereto to the “Transfer Agent” or “State Street Bank and Trust Company” shall be deemed to refer to Boston Financial, except where the context otherwise requires.

2.

Section 1.1 (Transfer Agency Services).  The lead-in paragraph to Section 1.1 of the Agreement is hereby amended by replacing the second sentence thereof with the following:

“Each Fund hereby authorizes the Transfer Agent to take instructions from and communicate with Eaton Vance Management (“EVM”), as its authorized representative and agent, as to each of the services set forth in this Section 1.1.”

3.

Section 1.2 (Additional Services).  The lead-in paragraph to Section 1.2 of the Agreement is hereby deleted and replaced by the following new paragraph:

“1.2 Additional Services.  In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the services set forth below.  Each Fund hereby authorizes the Transfer Agent to take instructions from and communicate with EVM, as its authorized representative and agent, as to the services set forth in this Section 1.2 and for all purposes under this Agreement. The Transfer Agent is authorized and directed to accept, rely and act upon instructions from EVM to the same extent as if such instructions were received from the Funds or other authorized Fund agents or representatives under this Agreement.”

4.

Section 1.3 (Custodian Accounts).  Section 1.3 of the Agreement is hereby deleted in its entirety and replaced by the following new Section 1.3:

“1.3   Custodian Accounts.  With respect to retirement plans or accounts for which the Funds’ principal underwriter offers a custodial account, such as individual retirement accounts (“IRAs”), SIMPLE IRAs, SEP IRAs, Roth IRAs and Coverdell Education Savings Accounts (“Individual Retirement Accounts”) to the Funds’ Shareholders, the Transfer Agent shall provide certain additional services as set forth below.   The Transfer Agent shall perform such services as service agent to the named custodian on the Individual Retirement Account, which is UMB, n.a. (“UMB”) pursuant to an agreement between UMB and the Transfer Agent.  The services to be provided to the Individual Retirement Accounts shall include:  (i) account set up; (ii) account maintenance; (iii) contribution and distribution processing as instructed by a Shareholder; (iv) tax reporting (including the filing of Forms 1099 and 5498); and (v) such other custodial services as set forth in the applicable Custodian Account agreement (“Custodian Agreement”).  The Funds’ principal underwriter will offer Shareholders a Custodian Agreement drafted by a third party vendor (currently, Convergent Retirement Plan Solutions, LLC) and the Funds agree that UMB and the Transfer Agent shall not be responsible or liable for updating, amending or maintaining the terms of the Custodian Agreement in compliance with applicable laws or regulations or delivering the Custodian Agreement to Shareholders.   Notwithstanding the foregoing, the Funds agrees to notify the Transfer Agent of any proposed amendment to the Custodian Agreement (including the content thereof) provided to Shareholders at least 60 days in advance of the effective date of such amendment.   For the avoidance of doubt, the services set forth in this section only apply to retirement plans or accounts sponsored by the Funds’ principal underwriter for which the named custodian is UMB and the custodial agent services are performed for UMB by the Transfer Agent.”

5.

Section 7 (Data Access and Proprietary Information).  EVM acknowledges and agrees to the provisions relating to Data Access Services as set forth in Section 7 of the Agreement.

6.

Schedule A (Portfolios).  Schedule A to the Agreement is replaced in its entirety by Schedule A dated December 31, 2016 attached hereto.

7.

Recitals Incorporated; Definitions.  The foregoing recitals are true and correct and by this reference are incorporated herein.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

8.

Schedules Incorporated.  All schedules referenced in this Amendment and Assignment are incorporated herein.

9.

Continuing Provisions of the Agreement.  Except as otherwise specifically set forth in this Amendment and Assignment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

10.

Counterpart Signatures.  This Amendment and Assignment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.  A signature page forwarded as an electronic image for attachment to an assembled document shall be deemed delivery of an original signature page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Assignment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

CALVERT SOCIAL INVESTMENT FUND

CALVERT RESPONSIBLE INDEX SERIES, INC.

CALVERT IMPACT FUND, INC.

THE CALVERT FUND

CALVERT WORLD VALUES FUND, INC.

CALVERT MANAGEMENT SERIES

CALVERT VARIABLE SERIES, INC.

CALVERT VARIABLE PRODUCTS, INC.

By: /s/ Maureen A. Gemma

Name: Maureen A. Gemma

Title: Secretary

BOSTON FINANCIAL DATA SERVICES, INC.

By: /s/ Patricca L. Crocken

Name: Patricca L. Crocken

Title: Chief Operating Officer

Acknowledged and Agreed Solely for Purposes of Section 1 of this Amendment and Assignment:

STATE STREET BANK AND TRUST COMPANY	CALVERT INVESTMENT SERVICES, INC.

By: /s/ Andrew Erickson	By: /s/ Andrew K. Niebler

Name: Andrew Erickson	Name: Andrew K. Niebler

Title: Executive Vice President	Title: General Counsel & Senior Vice President

Acknowledged and Agreed Solely for Purposes of Section 5 of this Amendment and Assignment:

EATON VANCE MANAGEMENT

By: /s/ Maureen A. Gemma

Name: Maureen A. Gemma

Title: Vice President

SCHEDULE A

Portfolios

Dated: December 31, 2016

Calvert Impact Fund Inc.
Calvert Global Energy Solutions Fund
Calvert Global Water Fund
Calvert Green Bond Fund
Calvert Small Cap Fund
Calvert Management Series
Calvert Tax-Free Responsible Impact Bond Fund
Calvert Unconstrained Bond Fund
Calvert Responsible Index Series, Inc.
Calvert Developed Markets Ex-US Responsible Index Fund
Calvert US Large Cap Core Responsible Index Fund
Calvert US Large Cap Growth Responsible Index Fund
Calvert US Large Cap Value Responsible Index Fund
Calvert US Mid Cap Core Responsible Index Fund
Calvert Social Investment Fund
Calvert Aggressive Allocation Fund
Calvert Balanced Portfolio
Calvert Bond Portfolio
Calvert Conservative Allocation Fund
Calvert Equity Portfolio
Calvert Moderate Allocation Fund
Calvert World Values Fund Inc.
Calvert Capital Accumulation Fund
Calvert Emerging Markets Equity Fund
Calvert International Equity Fund
Calvert International Opportunities Fund
The Calvert Fund
Calvert High Yield Bond Fund
Calvert Income Fund
Calvert Long Term Income Fund
Calvert Short Duration Income Fund
Calvert Ultra-Short Income Fund
Calvert Variable Products, Inc.
Calvert VP EAFE International Index Portfolio
Calvert VP Nasdaq 100 Index Portfolio
Calvert VP Russell 2000 Small Cap Index Portfolio
Calvert VP S&P 500 Index Portfolio
Calvert VP S&P MidCap 400 Index Portfolio
Calvert VP Investment Grade Bond Index Portfolio
Calvert VP Volatility Managed Growth Portfolio
Calvert VP Volatility Managed Moderate Growth Portfolio
Calvert VP Volatility Managed Moderate Portfolio
Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio
Calvert VP SRI Mid Cap Portfolio